SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

FelCor Lodging Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 E. John Carpenter Frwy. Suite 1600 Irving, TX	75062
(Address of principal executive offices)	(Zip Code)

(972) 444-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

A special meeting of stockholders of FelCor Lodging Trust Incorporated, a Maryland corporation (“FelCor”), was held on August 15, 2017 at FelCor’s corporate headquarters at 125 E. John Carpenter Freeway, Suite 1600, Irving, Texas 75062 (the “Special Meeting”) to vote on the proposals set forth in in the definitive joint proxy statement / prospectus dated July 18, 2017 and first mailed to FelCor’s stockholders on or about July 18, 2017. A total of 112,791,441 of FelCor’s common stock, $0.01 par value per share (“Common Stock”), out of a total of 138,421,753 outstanding Common Stock entitled to vote as of July 6, 2017 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the proposals is set forth below.

Proposal No. 1: The REIT Merger Proposal

At the Special Meeting, FelCor stockholders voted upon and approved a proposal (the “REIT Merger Proposal”) for FelCor to merge with and into Rangers Sub I, LLC (the “REIT Merger”), an affiliate of RLJ Lodging Trust (“RLJ”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 23, 2017, by and among FelCor, RLJ, and the other entities party thereto. The votes on this proposal were as follows:

For	Against	Abstentions
110,285,035	994,217	1,512,189

Proposal No. 2: The FelCor Compensation Proposal

At the Special Meeting, FelCor stockholders voted upon a non-binding advisory proposal (the “FelCor Compensation Proposal”) of compensation arrangements for certain FelCor executive officers in connection with the Merger Agreement and the transactions contemplated thereby, which proposal was not approved. The votes on this proposal were as follows:

For	Against	Abstentions
50,256,300	60,385,057	2,150,084

Proposal No. 3: The FelCor Adjournment Proposal

At the Special Meeting, FelCor stockholders voted upon and approved a proposal (the “FelCor Adjournment Proposal”) to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the REIT Merger Proposal. The votes on this proposal were as follows:

For	Against	Abstentions
102,725,868	8,520,946	1,544,627

It was not necessary to adjourn the Special Meeting under the authority granted by the FelCor Adjournment Proposal because there were sufficient votes at the time of the Special Meeting to approve the REIT Merger Proposal.

Consummation of the REIT Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the definitive joint proxy statement / prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 18, 2017, which is available on the SEC’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as

Exhibit 2.1 to the Current Report on Form 8-K filed by FelCor with the SEC on April 25, 2017.  Assuming the satisfaction of such closing conditions, FelCor expects the closing to occur on or about August 31, 2017.

Item 8.01.                Other Events.

On August 15, 2017, FelCor and RLJ issued a joint press release announcing the results of voting at the Special Meeting and the results of voting at the special meeting of shareholders of RLJ, held on August 15, 2017. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Joint Press Release, dated August 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

August 15, 2017	By:	/s/ Bianca S. Green
		Name:	Bianca S. Green
		Title:	Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT LIST

Exhibit Number	Description
99.1	Joint Press Release, dated August 15, 2017.